UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2012

AV Homes, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-07395	23-1739078
(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd., Suite 225, Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

(480) 214-7400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information required by Item 1.01 is incorporated by reference from Item 5.02 of this report.

Item 1.02.	Termination of a Material Definitive Agreement.

On November 19, 2012, the employment agreement, dated as of December 31, 2011, between AV Homes, Inc. (the "Company") and Allen Anderson, the President and Chief Executive Officer of the Company, was terminated as a result of Mr. Anderson's decision to resign effective December 3, 2012.

Please see Item 5.02 below for a discussion of the material terms of the Separation Agreement with Mr. Anderson.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2012, Allen Anderson tendered his resignation as the President and Chief Executive Officer of the Company, effective December 3, 2012.  Mr. Anderson will continue to serve as a member of the Board of Directors of the Company.

On November 19, 2012, the Board of Directors of the Company appointed Roger A. Cregg the President and Chief Executive Officer of the Company, effective December 3, 2012.

Mr. Cregg, 56, served as senior vice president of finance and chief financial officer of The ServiceMaster Company, a residential and commercial service company, from August 2011 through November 2012. He served as Executive Vice President of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.), a national homebuilding company, from May 2003 to May 2011 and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2011. He served as Senior Vice President of PulteGroup, Inc. from January 1998 to May 2003.  He has served as a director of Comerica Incorporated since 2006.  He was a director of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009 and served as Chair from January to December 2006.

Employment Agreement with Mr. Cregg

On November 19, 2012, the Company entered into an Employment Agreement with Mr. Cregg (the "Employment Agreement"), dated as of December 3, 2012 (the "Effective Date").  Mr. Cregg and the Board of Directors of the Company have agreed to Mr. Cregg's employment as Chief Executive Officer and President of the Company on an "at will" basis consistent with the Company's policy for all executive officers.  Mr. Cregg's employment is "at will," meaning that either Mr. Cregg or the Company may terminate his employment at any time and for any reason, with or without cause.

Pursuant to the Employment Agreement, Mr. Cregg will receive an annual base salary of $400,000 and beginning in 2014 his annual base salary will be subject to annual review by the Board of Directors and may be adjusted pursuant to such review.  Mr. Cregg will be entitled to participate in all employee benefit plans and arrangements for executive officers.

For each calendar year that commences after December 31, 2012, Mr. Cregg will also be eligible to receive a bonus, which will be targeted at 125% of his annual base salary, in effect on the last day of such calendar year (the “Target Bonus”).  The actual amount of bonus will depend upon the level of Performance Targets (as defined below) that are achieved by Mr. Cregg as determined in good faith by the Compensation Committee.  “Performance Targets” means the performance goals and the corresponding amount(s) of the bonus, that are established by the Compensation Committee before the commencement of the calendar year to which such Performance Targets relate. With respect to the determination of the bonus: (i) if 100% of the target goals are achieved in a given year the bonus shall be equal to the Target Bonus; and (ii) if the Company’s achievement of the performance goals for the applicable year is less than 100% of target goals, the bonus shall be calculated by mathematical interpolation (provided, however, that the Compensation Committee may determine a minimum level of performance goals, below which no portion of the bonus will be paid).

Pursuant to the Employment Agreement, on the Effective Date, Mr. Cregg will be granted a number of shares of common stock of the Company calculated by dividing $200,000 by the closing price of a share of common stock on the Effective Date (the "Initial Grant").  The Initial Grant will be immediately fully vested.  On the Effective Date, Mr. Cregg will also be granted a number of restricted shares of common stock calculated by dividing $200,000 by the closing price of a share of common stock on the Effective Date (the "Performance Shares").  Upon Mr. Cregg attaining certain performance goals that shall be set by the Compensation Committee no later than December 31, 2012, one-quarter (25%) of the Performance Shares will vest on each of the following vesting dates: (i) December 31, 2013, (ii) December 31, 2014, (iii) December 31, 2015, and (iv) December 31, 2016, provided that Mr. Cregg remains continuously employed by the Company through each vesting date. The determination of whether the Stock Performance targets are met shall be determined in good faith by the Compensation Committee.  In addition, on the Effective Date, Mr. Cregg will be granted a number of restricted shares of common stock calculated by dividing $400,000 by the closing price of a share of common stock on the Effective Date (the "Award Shares").  The Award Shares will vest as follows: (i) one-half (1/2) of the Award Shares shall vest on December 31, 2013, and (ii) one-half (1/2) of the Award Shares shall vest on December 31, 2014, provided Mr. Cregg is continuously employed by the Company through each vesting date.  The Initial Grant, Performance Shares and Award Shares will be governed under the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the "Plan").  Mr. Cregg will be required at all times to hold a number of vested shares of common stock having a fair market value equal to or greater than three times his annual base salary.  The Employment Agreement provides a grace period by which the minimum shareholding is required.

Pursuant to the Employment Agreement, for each calendar year of the Company commencing after December 31, 2013, Mr. Cregg will be eligible to receive shares of common stock and restricted shares of common stock (the "Stock Bonus") upon Mr. Cregg meeting certain performance goals ("Performance Goals") that will be established by the Compensation Committee before the commencement of the calendar year to which such stock performance targets relate (the "Performance Year"). The Stock Bonus shall have a targeted amount equal to two hundred percent (200%) of Mr. Cregg's base salary effect on the last day of the applicable Performance Year (the "Performance End Date"), divided by the average closing price of a share of common stock on the last 20 trading days of such Performance Year. The actual amount of Mr. Cregg’s  Stock Bonus shall depend upon the level of Stock Performance Targets that are achieved by Mr. Cregg.  The determination of whether the Stock Performance targets are met and the amount of Stock Bonus to be paid to Mr. Cregg shall be determined in good faith by the Compensation Committee. The Stock Bonus shall vest as follows: (i) one quarter (25%) of the Stock Bonus shall vest upon the date the Stock Bonus is awarded, (ii) one quarter (25%) of the Stock Bonus shall vest on the first anniversary of the Performance End Date, (ii) one quarter (25%) of the Stock Bonus shall vest on the second anniversary of the Performance End Date, and (iii) one quarter (25%) of the Stock Bonus shall vest on the third anniversary of the Performance End Date, provided that Mr. Cregg remains continuously employed by the Company through each vesting date.

In the event of the occurrence of a change of control, as defined in the Plan, the restricted shares granted to Mr. Cregg under the Employment Agreement will vest in full as of the date of the change in control.

The Employment Agreement also includes standard provisions relating to non-competition, confidentiality, nondisparagement and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  Pursuant to the Employment Agreement, from the Effective Date and ending on the first anniversary of the termination date, Mr. Cregg shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the business of the Company or any of their affiliates within 100 miles of any jurisdiction in which the Company or any of their affiliates is engaged, or in which any of the foregoing has documented plans to become engaged of which Mr. Cregg has knowledge at the time of his termination of employment.  Mr. Cregg would not be in violation of the non-competition provision if he owns less than 5%, as a passive investment, in any public company.

Separation Agreement with Mr. Anderson

In connection with Mr. Anderson's decision to resign as President and Chief Executive Officer of the Company effective December 3, 2012, Mr. Anderson entered into a Separation Agreement with the Company dated November 20, 2012 (the "Separation Agreement").  Pursuant to the terms of the Separation Agreement, the effective date of the Separation Agreement shall be the eighth day following Mr. Anderson's execution of the Separation Agreement.

Pursuant to the Separation Agreement, Mr. Anderson will: (1) be paid any accrued and unpaid base salary and vacation earned but unused through the termination date, such payment to be made within 15 days following the termination date; (2) be provided coverage, if any, under the Company's benefit plans on the terms and conditions set forth in such plans; and (3) receive 70,000 shares of common stock that would have vested on June 30, 2013, in accordance with the terms of Mr. Anderson's employment agreement.

The Separation Agreement also contains customary provisions relating to confidentiality, nondisparagement, non-competition, mutual release of claims, and compliance with Sections 409A of the Internal Revenue Code of 1986, as amended.  In addition, pursuant to the Separation Agreement, for the twelve-month period commencing on the termination date, Mr. Anderson shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the business of the Company or any of the Company's affiliates within 100 miles of a jurisdiction in which the Company or any of the Company's affiliates is engaged, or in which they have documented plans to become engaged and Mr. Anderson has knowledge of such plans as of the termination date.  Mr. Anderson will not be in violation of the non-compete as a result of his ownership of less than 5% equity in any public company operating any of the Company's lines of business.

On November 20, 2012, the Company issued a press release announcing the appointment of Mr. Cregg and the departure of Mr. Anderson. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Ms. Johnston's Employment Agreement

On November 20, 2012, the Company, Avatar Properties Inc., and Tina Johnston, the Company's Senior Vice President, Principal Financial Officer and Principal Accounting Officer, entered into an Amendment to the Amended and Restated Employment Agreement by and among the Company, Avatar Properties Inc. and Ms. Johnston, dated September 29, 2011 (the "Amended and Restated Johnston Employment Agreement").  The amendment is effective as of January 1, 2013.  The sole purpose of the amendment is to increase Ms. Johnston's annual base salary from $175,000 to $200,000 and increase her annual target bonus from 50% to 60% . Also, the amendment reflects Ms. Johnston's new title of Senior Vice President.  Except for the annual base salary and annual target bonus provisions, all other material terms of the Amended and Restated Johnston Agreement remain the same.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2012	AV Homes, Inc.

	By:	/s/ Tina M. Johnston
	Name:	Tina M. Johnston
	Title:	Senior Vice President, Principal
Financial Officer and Principal
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 20, 2012.